FIRST AMENDMENT TO LEASE

         This  First  Amendment  to  Lease  ("First  Amendment"),  dated  as  of
September 9, 1996, is entered into by and between Benicia Associates, a California general partnership ("Lessor") and Signal Technology Corporation, a Delaware corporation ("Lessee").


                                    RECITALS

         A. Lessor and ST Microwave Corporation, a Delaware corporation, entered into a Standard Industrial Lease dated October 18, 1990 (the "Lease") for the premises consisting of approximately 34,656 square feet ("Existing Premises") in the building located at 975-977 Benicia Avenue, Sunnyvale, California.

         B. The term of the Lease is scheduled to expire on November 30, 1996.


         C. ST Microwave Corporation now agrees to assign all of its rights and obligations under the Lease to Lessee and Lessor and Lessee desire to extend the term of the Lease, to expand the premises to include the remaining 19,624 square feet of space in the building (the "Additional Premises") and to amend certain other provisions of the Lease as provided herein. The Existing Premises and the Additional Premises are sometimes collectively referred to herein as the "Premises."

                                   AGREEMENT

         In consideration of the mutual covenants set forth herein and other valuable consideration, Lessor and Lessee agree to amend the Lease as follows:

         1. Premises. As of December 1, 1996 (the "Effective Date"), Lessee shall lease from Lessor the Additional Premises, in addition to the Existing Premises, and paragraph 2 of the Lease shall be deleted and replaced with the following:

                  2. Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Santa Clara, State of California, commonly known as 975-977 Benicia Avenue, Sunnyvale, more fully described on Exhibit A attached hereto and made a part hereof, consisting of a single-story building containing approximately 54,280 square feet ("Building"), together with the exclusive right to use the parking areas, driveways, sidewalks and other outside areas surrounding the Building (the "Outside Area").

         2. Term. Paragraph 3.1 of the Lease is amended to extend the term of the Lease for a period of seven (7) years, so that the term shall expire on November 30, 2003.

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         3. Rent. Paragraph 4 of the Lease is amended to provide that rent shall be paid at $32,923.20 per month (34,656 square feet x $0.95 per square foot) from December l, 1996 until the date which is 60 days after possession of the Additional Premises is tendered to Lessee; at that time rent will be paid at $51,566.00 per month, i.e., 54,280 square feet x $0.95 per square foot. Thereafter, rent shall be paid in accordance with the following schedule:

                   Months of Term                     Monthly Rent
                   --------------                     ------------

         Possession of Additional Premises
          plus 60 days - Nov 30, 1998               $51,566.00/month
           Dec l, 1998 - Nov 30, 2000               $55,908.00/month
           Dec l, 2000 - Nov 30, 2002               $60,251.00/month
           Dec l, 2002 - Nov 30, 2003               $65,136.00/month

         4. Security Deposit. Paragraph 5 of the Lease is amended to provide that, as of the date that Tenant takes possession of the Additional Space, the Security Deposit shall be increased to $50,000.00. Within ten (10) days after Tenant takes possession of the Additional Space, Lessee shall deliver to Lessor the sum of $29,206.00 to increase the Security. Deposit to such amount.

         5. Maintenance, Repairs and Alterations. As of the Effective Date, paragraph 7.1 of the Lease shall be deleted and replaced with the following:

                  Subject to the obligations of Lessor as hereinafter set forth, Lessee shall at all times and at its own expense maintain and repair all parts of the Premises in good, order, condition and repair, including all plumbing, heating, air conditioning, ventilating, electrical, and lighting facilities and equipment within or serving the Premises; fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, entrances, plateglass and skylights; and all landscaping, driveways, parking lots, sidewalks, fences, signs and exterior lighting located on the Premises. Lessee shall obtain preventive maintenance contracts for the heating, air conditioning and ventilating ("HVAC") system with monthly service in accordance with manufacturer recommendations, which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. Lessee shall have the benefit of all warranties available to Lessor regarding the equipment in the HVAC system. Lessor may, at Lessor's election, have the HVAC system inspected by a licensed HVAC contractor at the expiration of the term to confirm whether Lessee has maintained the HVAC system as required

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

                  herein. The cost of such inspection shall be paid by Lessee within thirty (30) days after Lessor's written request therefor. Additionally, if any repairs and/or replacements to the HVAC system are recommended by the contractor, Lessee shall perform such repairs and/or replacements and shall provide Lessor with evidence that such repairs and/or replacements have been completed in accordance with the contractor's recommendations.

The first sentence of paragraph 7.2 shall be deleted and replaced with the following:

                  On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in good condition and repair, ordinary wear and tear and damage by fire or other casualty excepted. Lessee shall have the right to remove Lessee's trade fixtures, furnishings, equipment and other personal property from the Premises at any time prior to the expiration or sooner termination of this Lease.

The following language is added to paragraph 7.3:

                  If Lessor fails to perform any of its repair and maintenance obligations under this paragraph 7, and such failure continues for more than thirty (30) days after written notice from Lessee, Lessee shall have the right, but not the obligation, to perform such repairs and/or maintenance. If any repairs are required to the roof of the Building, Lessee shall have the right to perform such repairs if Lessor fails to do so within ten (10) days after written notice from Lessee. In either case, Lessor shall reimburse Lessee for the reasonable costs incurred by Lessee to complete such repairs and/or maintenance within thirty (30) days after receipt of Lessee's written demand therefor, together with copies of paid invoices evidencing the costs incurred by Lessee. If Lessor fails to reimburse Lessee for such costs within such thirty (30) day period, such amount shall accrue interest at the maximum rate permitted by law from the date of expenditure by Lessee until reimbursed by Lessor. Any repairs and/or maintenance permitted herein shall be performed in a good and workmanlike manner by licensed and insured contractors. If Lessor objects to the repairs and/or maintenance performed by Lessee or the expenses incurred by Lessee in performing such work, Lessor shall deliver written notice of Lessor's objection to Lessee within thirty (30) days after Lessor's receipt of Lessee's invoice evidencing the expenses incurred by Lessee. Lessor's notice shall set forth in reasonable detail Lessor's

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

                  reasons for its claim that such repairs and/or maintenance were not required or were not Lessor's obligation under the terms of this Lease, and/or the reasons for Lessor's dispute of the expenses incurred by Lessee in performing such work. If Lessor and Lessee fail to resolve any such dispute within thirty (30) days after Lessor has notified Lessee of Lessor's objections, the matter shall be resolved by binding arbitration in accordance with the provisions of California Code of Civil Procedure Sections 1280 et seq.

As of the Effective Date, paragraph 7.4 shall be deleted and replaced with the following:

                  Lessor shall at all times maintain the roof, foundation, exterior walls of the Building (excluding interior surfaces of exterior walls), and the structural condition of interior loadbearing walls, in good order, condition and repair. Lessor shall have no obligation to maintain or repair any other portion of the Building or the Outside Area.

                  Lessor shall service all HVAC units in the Building prior to delivering possession of the Additional Premises to Lessee so that the HVAC system serving the Building shall be in good working order and repair when Lessee assumes responsibility for the maintenance and repair of HVAC system as provided in paragraph 7.1. Lessee shall have thirty (30) days after possession of the Additional Premises is delivered to Lessee to inspect the HVAC system serving the Building. If the HVAC system is not in good operating condition, Lessor shall promptly perform such maintenance and/or repairs as are necessary to the place the HVAC system in good operating condition. In addition, prior to delivering possession of the Additional Premises to Lessee, Lessor and Lessee shall inspect the electrical system in the Additional Premises to determine whether any repairs to such electrical system are necessary to eliminate any electrical hazards and to determine whether the existing electrical system in the Additional Premises was installed in accordance with applicable code requirements. Based upon the results of such inspection, Lessor and Lessee shall agree upon the repairs and/or improvements to be made to the electrical system in the Additional Premises and Lessor shall perform such work at Lessor's expense as soon as reasonably possible.

                  Subject to Lessor's completion of the foregoing, by taking possession of the Additional Premises Lessee shall be deemed to have accepted the Additional Premises and all

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

                  improvements therein in their present condition, "as is," subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Additional Premises. Lessee acknowledges that, except as expressly stated herein, neither Lessor nor Lessor's agents have made any representation or warranty as to the condition of the Additional Premises nor any representation or warranty as to the present or future suitability of the Additional Premises for the conduct of Lessee's business. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

The first two sentences of paragraph 7.5(a) of the Lease are deleted and replaced with the following:

                  Lessee shall not, without Lessor's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, make any alterations, improvements, additions, or Utility Installations, in, on or about the Premises, except for (i) nonstructural alterations not exceeding in the aggregate $50,000.00 during the term of this Lease, and (ii) alterations, improvements or additions in or to the Outside Area not exceeding in the aggregate $10,000.00 during the term of this Lease. In any event, whether or not in excess of such amounts, Lessee shall not make any change or alteration to the exterior of the Building nor remove any landscaping from the Outside Area without Lessor's prior written consent. Lessor hereby consents to Lessee's installation of storage cages in the Building and/or the Outside Area provided that Lessee obtains all necessary permits and approvals for such installation and installs such storage cages in compliance with all applicable laws.

         6. Property Insurance. As of the Effective Date, the third and fourth sentences of paragraph 8.1 shall be deleted and replaced with the following:

                  Whether the insuring party is the Lessor or the Lessee, Lessee shall, as additional rent for the Premises, pay the cost of all insurance required hereunder, except for that portion of the cost attributable to Lessor's liability coverage in excess of $1,000,000 per occurrence. If Lessor is the insuring party, Lessee shall, within ten (10) days following demand by

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

                  Lessor, reimburse Lessor for the cost of the insurance so obtained.

As of the Effective Date, Paragraph 8.3(a) of the Addendum to Lease shall be deleted.

         7. Real Property Taxes. As of the Effective Date, Paragraph 10.1 of the Lease and the Addendum to Lease shall be deleted and replaced with the following:

                  Lessee shall pay the real property tax, as defined in paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the maximum rate then allowable by law.

         8. Utilities. As of the Effective Date, paragraph 11 of the Addendum to Lease shall be deleted.

         9. Late Charges. The second sentence of paragraph 13.4 is deleted and replaced with the following:

                  Accordingly, if any payment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within seven (7) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount.

         10. Subordination. Paragraph 30(a) of the Lease is amended by adding the following as the last sentence of that paragraph:

                  The nondisturbance and recognition agreement shall also provide that, in the event of a foreclosure of the mortgage or deed of trust, Lessee shall have the right to apply the security deposit paid to Lessor by Lessee pursuant to paragraph 5 of the Lease against the rent due for the last month of the term, notwithstanding the fact that the mortgagee or beneficiary or

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

                  its successors or assigns may not have received the security deposit from Lessor.

         11. Consents. Paragraph 36 of the Lease is deleted and replaced with the following:

                  Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld, delayed or conditioned.

         12. Parking. Paragraph 48 of the Lease shall be deleted and replaced with the following:

                  As of the date that Lessor delivers possession of the Additional Premises to Lessee, Lessee shall have the exclusive right to use all parking spaces within the Outside Area of the Premises.

         13. Right of First Refusal. Paragraph 49 of the Lease is deleted.

         14. Lessee's Remedy. The Lease shall be amended by adding the following as paragraph 52:

                           52. Lessee's Remedy. If, as a consequence of a default by Lessor under this Lease, Lessee recovers a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Premises and out of rent or other income from such property received by Lessor or out of consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title or interest in the Premises, and neither Lessor nor its partners shall be liable for any deficiency.

         15. Option to Extend. The Lease shall be amended by adding the following as paragraph 53:

                  53. Option to Extend.

                           53.1 Option  Period.  Provided  that Lessee is not in
                  default hereunder, either at the time of exercise or at the time the extended term commences, Lessee shall have the option to extend the initial term of this Lease for two (2) additional periods of five (5) years each (each an "Option Period") on the same terms, covenants and conditions provided herein,

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
                  except that upon such renewal the monthly rent due hereunder shall be determined pursuant to Paragraph 53.2. Lessee shall exercise its option by giving Lessor written notice ("Option Notice") at least one hundred eighty (180) days but not more than two hundred seventy (270) days prior to the expiration of the initial term of this Lease or the prior Option Period, as applicable.

                           53.2 Option Period Monthly Rent. The monthly rent for
                  each Option Period shall be determined as follows:

                                    (a) The parties shall have fifteen (15) days
                  after Lessor receives the Option Notice within which to agree on the monthly rent for the Option Period in question based upon the then fair market rental value of the Premises as defined in Paragraph 53.2(b). If the parties agree on the monthly rent for the Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the monthly rent for the Option Period. If the parties are unable to agree on the monthly rent for the Option Period within fifteen (15) days, then, the monthly rent for the Option Period shall be the then current fair market rental value of the Premises as determined in accordance with Paragraph 53.2(c).

                                    (b) The "then fair  market  rental  value of
                  the Premises" shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Sunnyvale. In no event shall the fair market monthly rental value of the Premises for the Option Period be less than the monthly rent last payable under the Lease.

                                    (c)   Within   seven  (7)  days   after  the
                  expiration of the fifteen (15) day period set forth in Paragraph 53.2(a), each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the monthly rent. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the monthly rent. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the monthly rent. If they are unable to agree within thirty (30)

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

                  days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the monthly rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the then Presiding Judge of the Santa Clara County Superior Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                           Within  thirty (30) days after the  selection  of the
                  third appraiser, a majority of the appraisers shall set the monthly rent. If a majority of the appraisers are unable to set the monthly rent within the stipulated period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the monthly rent.

                           If,  however,  the  low  appraisal  and/or  the  high
                  appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the monthly rent. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal. After the monthly rent has been set, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth such amount.

         16. Delay in Possession of Additional Space. The Additional Premises are currently occupied with a lease that expires on November 30, 1996. If Lessor is unable to deliver possession of the Additional Premises to Lessee by December 1, 1996, Lessor shall use all commercially reasonable efforts, including litigation, to regain possession of the Additional Premises as soon as legally possible. However, if for any reason Lessor cannot deliver possession of the Additional Premises to Lessee by December 1, 1996, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term of this Lease, but in such event Lessee shall not be obligated to pay rent for the Additional Premises until 60 days after possession of the Additional Premises is tendered to Lessee, and Lessor shall reimburse Lessee for all reasonable attorneys' fees incurred by Lessee as a direct result of Lessee's holdover of the premises at 955 Benicia Avenue due to Lessor's inability to deliver

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

possession of the Additional Premises to Lessee by December 1, 1996, plus the difference between the rent Lessee pays for such premises during Lessee's holdover thereof and $18,642.80 per month (19,624 square feet x $0.95 per square foot) for the period of such holdover, both amounts to be prorated for any partial months.

         17. Assignment and Assumption. ST Microwave Corporation hereby assigns and transfers to Signal Technology Corporation all of its right, title and interest in and to the Lease arising from and after the Effective Date. Signal Technology Corporation hereby accepts the assignment and assumes and agrees to perform as a direct obligation to Lessor all obligations of ST
Microwave Corporation as Lessee under the Lease arising from and after the Effective Date.

         Except as set forth in this First Amendment, the Lease is unmodified and in full force and effect.

LESSOR                                       LESSEE
Benicia Associates, a California             Signal Technology Corporation, a
general partnership                          Delaware corporation


By:  /s/ Larry L. Miller                     By: /s/ Dale L. Peterson
   ------------------------------               ----------------------------
   Larry L. Miller,
   General Partner                           Its  CEO
                                                ----------------------------

                                             ASSIGNOR

                                             ST Microwave Corporation, a
                                             Delaware corporation

                                             By /s/ Dale L. Peterson
                                                ----------------------------

                                             Its      Sole Director
                                                ----------------------------

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